                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY

SUBSIDIARY                                    JURISDICTION OF ORGANIZATION
Anteon Corporation ...............................   Virginia
Anteon (UK) Ltd. .................................   United Kingdom
Information Spectrum, Inc. .......................   New Jersey